UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 3, 2021

AULT GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of November 2, 2021, the Board of Directors of Ault Global Holdings, Inc. (the “Company”), approved and adopted the Amended and Restated Bylaws of the Company (the “A&R Bylaws”). The A&R Bylaws amend and restate the Company’s bylaws in their entirety to: (i) in Section 3.7, eliminate the ability of the Company’s stockholder(s), holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Company then entitled to vote, to call special meetings of the Board of Directors for any purpose or purposes; and (ii) in Section 7.15, include an exception to the exclusive forum in which certain actions involving the Company may be brought. No other sections of the A&R Bylaws were revised.

The foregoing description of the A&R Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the A&R Bylaws, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Ault Global Holdings, Inc., effective as of November 2, 2021.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT GLOBAL HOLDINGS, INC.

Dated: November 3, 2021	/s/ Henry Nisser Henry Nisser President and General Counsel